UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

CADIZ INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850

Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (231) 271-1600

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Concurrently with the filing of the universal shelf registration statement described in Item 8.01 of this Current Report on Form 8-K, on July 31, 2020, Cadiz Inc. (the “Company” or “us” or “we”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. under which we may issue and sell in a registered offering shares of our common stock having an aggregate offering price of up to $30,000,000 from time to time through or to B. Riley Securities, Inc. acting as our sales agent (the “Sales Agent”) and/or principal. We currently intend to use the net proceeds from the sale of our common stock under the Sales Agreement to accelerate our water and agricultural development programs including payment of up to $19 million for the acquisition of an additional 124-mile extension of our Northern Pipeline, continued expansion of our agricultural projects, working capital and general corporate purposes.

Sales of our common stock through the Sales Agent, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. The Sales Agent will use commercially reasonable efforts to make such offerings consistent with its normal trading and sales practices. We will pay the Sales Agent an aggregate of up to 3.0% of the gross proceeds of the sales price per share of common stock sold through the Sales Agent under the Sales Agreement.

We are not obligated to make any sales of our common stock under the Sales Agreement and no assurance can be given that we will sell any shares under the Sales Agreement, or, if we do, as to the price or amount of shares that we will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Sales Agreement, the Company is filing the opinion and consent of its counsel, Greenberg Traurig, LLP, regarding the validity of the shares of common stock that may be sold pursuant to the Sales Agreement as Exhibits 5.1 and 23.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this report.

Item 8.01	Other Events.

On July 31, 2020, the Company filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”). Under the shelf registration statement, once the SEC declares it effective, the Company may offer and sell, from time to time, up to $150 million of equity and debt securities and subscription rights to acquire such securities over a period of three years to further expand and accelerate development of our water and agricultural programs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1*	At Market Issuance Sales Agreement, dated July 31, 2020, by and between Cadiz Inc. and B. Riley Securities, Inc.
5.1*	Opinion of Greenberg Traurig, LLP.
23.1*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

Date: July 31, 2020	By:	/s/ Stanley E. Speer
		Name:	Stanley E. Speer
		Title:	Chief Financial Officer

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